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                                   PANJA INC.
                           1999 EQUITY INCENTIVE PLAN
                             STOCK OPTION AGREEMENT


         Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

         I.       NOTICE OF STOCK OPTION GRANT

Scott D. Miller
11515 Hillcrest
Dallas, Texas  75230

         You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of this Option Agreement and the Plan, including the provisions thereof relating to increases in the number of shares covered by this Option upon the occurrence of certain specified events, as follows:

     Date of Grant......................................    February 22, 2001
     Vesting Commencement Date..........................    February 22, 2001
     Exercise Price per Share...........................    $4.25
     Total Number of Shares Granted.....................    300,000
     Total Exercise Price...............................    $1,275,000
     Type of Option:                                             Incentive Stock Option
                                                           ----
                                                            XX   Nonqualified Stock Option
                                                           ----
     Term/Expiration Date:                                 February 22, 2011
     (No more than 10 years from date
     of grant, 5 years for certain grants)


         1.       Vesting Schedule

         (a) This Option may be exercised, in whole or in part, in accordance with the following schedule. Except only as specifically provided elsewhere herein or in the Plan, this Option shall be exercisable in the following cumulative installments:

         Up to one-third (1/3rd) of the total Optioned Shares at any time on or after February 22, 2001;

         Up to an additional one-third (1/3rd) of the total Optioned Shares at any time on or after February 22, 2002; and

         Up to an additional one-third (1/3rd) of the total Optioned Shares at any time on or after February 22, 2003.

         (b) Notwithstanding the vesting schedule set forth above and so long as the Option has not been terminated, in the event of: (i) a "Change of Control" as defined in the Plan; (ii) termination by the Company of Optionee's employment with the Company without "Cause" (as defined in Optionee's employment agreement with the Company); or (iii) termination by



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Optionee of his employment with the Company for "Good Reason" (as defined in
Optionee's employment agreement with the Company), the vesting schedule above shall be accelerated such that the Option shall be deemed to be fully vested and exercisable immediately prior to such event.

         2.       Termination Period

         You may exercise this Option for three months (or such shorter period provided for elsewhere herein) after your employment or consulting relationship with the Company terminates, or for such longer period upon your death or disability as provided in the Plan. If your status changes from Employee to Consultant or Consultant to Employee, this Option Agreement shall remain in effect. In no case may you exercise this Option after the Term/Expiration Date as provided above. Notwithstanding the foregoing, in the event the Company terminates your employment for Cause (as defined below), this Option will terminate on the date of the termination of your employment and will not be exercisable thereafter. For purposes of this Agreement, "Cause" means the occurrence of any of the following events or reasons:

         (a) Optionee's conviction for a felony offense or commission by Optionee of any act abhorrent to the community that the Company considers materially damaging to or tending to discredit the reputation of the Company;

         (b) Dishonesty, fraud, willful misconduct, unlawful discrimination or theft on the part of Optionee;

         (c) Optionee's using for his or her own benefit any confidential or proprietary information of the Company, or willfully or negligently divulging any such information to third parties without the prior written consent of the Company;

         (d) Optionee's public drunkenness, public use of illegal substances or drugs or the use, possession, distribution or being under the influence of alcohol or illegal substances or drugs in the workplace (the only exception is that Optionee may consume alcohol reasonably and responsibly, if he or she so chooses, at legitimate business events and functions where alcohol is legally available); or

         (e) the determination by the Company that Optionee has continually failed or refused to comply, after notice of and a reasonable opportunity to cure such failure or refusal, with the policies, standards, regulations, instructions, or directions of the Company as they currently exist or as they may be modified from time to time.

         II.      AGREEMENT

         1. Grant of Option. Panja Inc. (the "Company") hereby grants to the Optionee named in Section I hereof (the "Optionee") an option (the "Option") to purchase the total number of shares of Common Stock (the "Shares") set forth in
Section I hereof, at the exercise price per share set forth in Section I hereof (the "Exercise Price") subject to the terms, definitions and provisions of the 1999 Equity Incentive Plan (the "Plan") adopted by the Company, which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.



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         If designated in Section I hereof as an Incentive Stock Option, this
Option is intended (subject to Section 5(b) of the Plan) to qualify as an Incentive Stock Option as defined in Section 422 of the Code.

         2.       Exercise of Option.

         (a) Right to Exercise. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in Section I hereof and with the applicable provisions of the Plan and this Option Agreement. In the event of Optionee's death, disability or other termination of the employment or consulting relationship, this Option shall be exercisable in accordance with the applicable provisions of the Plan and this Option Agreement.

         (b) Method of Exercise. This Option shall be exercisable by written notice (in the form attached hereto as Exhibit A) which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

         The Optionee shall, upon notification of the amount due (if any) as a result of the exercise of the Option and prior to or concurrent with delivery of the certificate representing the Shares, pay to the Company as provided in the Plan amounts necessary to satisfy applicable federal, state and local tax withholding requirements.

         No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed or any automatic quotation system upon which the Shares may then be quoted. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

         3. Method of Payment. The purchase price of Optioned Shares acquired pursuant to the Option shall be paid as set forth in the Plan. THE USE OF SHARES OF STOCK ACQUIRED OR TO BE ACQUIRED TO PAY FOR EXERCISED SHARES MAY HAVE INCOME TAX CONSEQUENCES FOR THE OPTIONEE.

         4. Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the shareholders of the Company, and may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 221 of Title 12 of the Code of Federal Regulations as promulgated by the Federal Reserve Board.

         5. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution or as otherwise set forth in the Plan and may be exercised during the lifetime of Optionee only by Optionee or a permitted transferee as set forth in the Plan. The terms of the Plan and this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.


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         6. Term of Option. This Option may be exercised only within the term set out in Section I hereof, and may be exercised during such term only in accordance with the Plan and the terms of this Option. The limitations set out in Sections 5 and 6 of the Plan regarding Options designated as Incentive Stock Options and Options granted to more than ten percent (10%) shareholders shall apply to this Option.

         7. Tax Consequences. The grant and/or exercise of the Option will have federal and state income tax consequences. THE OPTIONEE SHOULD CONSULT A TAX ADVISER UPON THE GRANT OF THE OPTION AND BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES ACQUIRED UPON EXERCISE, PARTICULARLY WITH RESPECT TO HIS OR HER STATE'S TAX LAWS.

         8. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and this Option Agreement may not be amended except by means of a writing signed by the Company and Optionee. This Option Agreement is governed by Texas law except for that body of law pertaining to conflict of laws.

         9. Warranties, Representations and Covenants. The undersigned Optionee warrants and represents that he or she has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING CONSULTANCY OR EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS OPTION AGREEMENT, NOR IN THE PLAN, WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.



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                                   PANJA INC.



                                   By:
                                      ----------------------------------------

                                      Name:
                                           -----------------------------------
                                      Title:
                                            ----------------------------------

                                   OPTIONEE:


                                   -------------------------------------------
                                   Signature

                                   -------------------------------------------
                                   Print Name

                                   -------------------------------------------
                                   Residence Address

                                   -------------------------------------------
                                   Area Code/Telephone Number





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



                                         EXHIBIT A TO THE STOCK OPTION AGREEMENT

                                   PANJA INC.

                           1999 EQUITY INCENTIVE PLAN

                                 EXERCISE NOTICE

Panja Inc.
3000 Research Drive
Richardson, TX  75082
Attention: Secretary


         1. Exercise of Option. Effective as of today, ________, 200__, the undersigned ("Purchaser") hereby elects to purchase ______ shares (the "Shares") of the Common Stock of Panja Inc. (the "Company") under and pursuant to the 1999 Equity Incentive Plan (the "Plan") and the Stock Option Agreement dated _______, 200__ (the "Option Agreement"). The purchase price for the Shares shall be $_____, as specified in the Option Agreement.

         2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares of _____________________________. THE USE OF SHARES OF STOCK ACQUIRED OR TO BE ACQUIRED FOR EXERCISED SHARES MAY HAVE INCOME TAX CONSEQUENCES FOR THE OPTIONEE.

         3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

         4. Rights as Shareholder. The Purchaser shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject for which such Option is exercised including, but not limited to, rights to vote or to receive dividends unless and until the Purchaser has satisfied all requirements for exercise of the Option pursuant to its terms, the certificates evidencing such Shares have been issued and the Purchaser has become a record holder of such Shares. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date all the conditions set forth above are satisfied, except as provided in Section 12 of the Plan.

         5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

         6. Entire Agreement; Governing Law. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and this Agreement may not be amended except by means of a writing


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signed by the Company and Purchaser. This Agreement is governed by Texas law except for that body of law pertaining to conflict of laws.


Submitted by:                                 Accepted by:

PURCHASER:                                    THE COMPANY:

                                              PANJA INC.

Signature:                                    By:
           ------------------------------        ------------------------------
Print Name:                                   Its:
           ------------------------------         -----------------------------

Address:                                      Address:
-------                                       -------

11515 Hillcrest                               3000 Research Drive
Dallas, Texas  75230                          Richardson, TX  75082





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